Exhibit 99.1


                              BGF Industries, Inc.
                     Reconciliation of Net Income to EBITDA
                             (Dollars in Thousands)

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



                                                        Fiscal Year Ended December 31,
                                        ----------------------------------------------------------------
                                               1995         1996          1997         1998        1999
                                        ------------ ------------ ------------- ------------ -----------
Net income                                  $12,584      $24,030       $21,730      $15,317      $3,739
Depreciation and amortization                 8,223        6,085         6,759        7,399       8,206
Interest                                      2,979        1,993         2,355        4,517      15,817
Taxes                                         7,093       15,996        13,652        9,854       2,272
Extraordinary loss                               --           --            --           --       1,668

                                        ------------ ------------ ------------- ------------ -----------
EBITDA                                      $30,879      $48,104       $44,496      $37,087     $31,702
                                            =======      =======       =======      =======     =======

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